Schedule 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the registrant

[X]

Filed by a party other than the registrant

[   ]

Check the appropriate box:

[    ]

Preliminary Proxy Statement

[    ]

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X]

Definitive Proxy Statement

[    ]

Definitive Additional Materials

[    ]

Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SOLECTRON CORPORATION

(Name of Registrant as specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[ X]

No fee required

[    ]

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11:

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

[    ]

Fee paid previously with preliminary materials

[    ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount previously paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

SOLECTRON CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held January 15, 2003

To the Stockholders of Solectron Corporation:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Solectron Corporation (the “Company”), a Delaware corporation, will be held on Wednesday, January 15, 2003, at 9:00 a.m., local time, at The Westin Hotel, 5101 Great America Parkway, Santa Clara, CA 95054, for the following purposes:

      1. To elect eleven (11) directors to serve for the ensuing year and until their successors are duly elected and qualified.

      2. To approve the Company’s 2003 Employee Stock Purchase Plan.

      3. To approve the Company’s Executive Bonus Plan.

      4. To approve an amendment to the Company’s 1988 Employee Stock Purchase Plan, last amended August 2000.

      5. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending August 31, 2003.

      6. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on November 19, 2002 are entitled to notice of and to vote at the meeting and any adjournment thereof.

      All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has already returned a proxy.

By Order of the Board of Directors, Philip Fok Secretary

Milpitas, California
December 4, 2002

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, you are requested either to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States or vote by telephone or via the Internet as instructed on the enclosed card.

SOLECTRON CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of Solectron Corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on Wednesday, January 15, 2003, at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Westin Hotel, 5101 Great America Parkway, Santa Clara, CA 95054. The Company’s telephone number is (408) 957-8500.

      These proxy solicitation materials were mailed on or about December 4, 2002 to all stockholders of record at the close of business on November 19, 2002 (the “Record Date”). A copy of the Company’s Annual Report to Stockholders for the fiscal year ended August 31, 2002 (“Fiscal 2002”), including financial statements, was sent to the stockholders concurrently with this Proxy Statement.

Record Date; Outstanding Shares

      Common Stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the Record Date, 826,220,686 shares of the Company’s Common Stock were issued and outstanding (including 36,850,198 shares of Solectron Global Services Canada, Inc. which are exchangeable on a one-to-one basis for the Company’s Common Stock).

Revocability of Proxies

      Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company, Philip Fok, at or before the taking of the vote at the Annual Meeting, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

Voting and Solicitation

      On all matters other than the election of directors, each share has one vote. See “Proposal One — ELECTION OF DIRECTORS — Required Vote.”

      The cost of any proxy solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, telegraph or letter.

Quorum; Abstentions; Broker Non-Votes

      The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

      While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

      In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

      The New York Stock Exchange (“NYSE”) has proposed new regulations that would prohibit brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. This new rule may become effective before the meeting, in which case, for shares held through a broker or other nominee who is a NYSE member organization, your shares will only be voted in favor of Proposal Two and Proposal Four if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of that proposal.

Deadline for Receipt of Stockholder Proposals for Annual Meeting for Fiscal Year 2003

      Proposals of stockholders of the Company which are to be presented by such stockholders at the Company’s Annual Meeting for the fiscal year ended August 31, 2003 (“Fiscal 2003”) must be received by the Company no later than August 1, 2003 in order that they may be included in the Proxy Statement and form of proxy relating to that meeting. Such stockholder proposals should be submitted to Solectron Corporation at 847 Gibraltar Drive, Milpitas, CA 95035, Attention: Philip Fok, Secretary.

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PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

      The Company’s Board of Directors (the “Board”) currently consists of eleven persons. All eleven positions on the Board are to be elected at this meeting. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the Company’s nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. In the event additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will ensure the election of as many of the nominees listed below as possible, and in such event, the specific nominees to be voted for will be determined by the proxyholders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

      The names of the nominees, and certain information about them, are set forth below.

Name of Nominee	Age	Principal Occupation	Director Since
Dr. Koichi Nishimura	64	Chairman of the Board, President and Chief Executive Officer of the Company	1991
Richard A. D’Amore	49	General Partner, North Bridge Venture Partners	1985
Charles A. Dickinson	78	Independent Consultant	1984
Heinz Fridrich	69	Faculty, University of Florida	1996
William A. Hasler	60	Co-Chief Executive Officer, Aphton Corporation	1998
Dr. Kenneth E. Haughton	74	Independent Consultant	1985
Dr. Paul R. Low	69	President, PRL Associates	1993
C. Wesley M. Scott	55	Corporate Director	2001
Ajay B. Shah	43	Corporate Director	2002
Dennis Wood	63	Chairman, President and Chief Executive Officer, Dennis Wood Holdings Inc.	2001
Osamu Yamada	73	International Business Consultant	1994

      Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five (5) years. There is no family relationship between any director or executive officer of the Company.

      Dr. Koichi Nishimura has served as Chairman of the Board since 1996, Chief Executive Officer since 1992 and President since 1990. He was Co-Chief Executive Officer from 1991 to 1992 and Chief Operating Officer from 1988 to 1991. He has served as a director of the Company since 1991. From 1964 to 1988, Dr. Nishimura was with International Business Machines Corporation (IBM) in various technology and management positions. Dr. Nishimura serves as a director on the boards of OMM Inc., Investor AB, E2open, Silicon Valley Manufacturing Group and the Santa Fe Institute. He is the 2001 recipient of the Silicon Valley Manufacturing Group’s Lifetime Achievement Award.

      Mr. Richard A. D’Amore has served as a director of the Company since 1985. Mr. D’Amore has been a general partner of North Bridge Venture Partners since 1994. He also serves as a director of Centra Software, Inc., and Veeco Instruments, Inc.

      Mr. Charles A. Dickinson has served as a director of the Company since 1984, and served as Chairman of the Board of Directors from 1986 to 1990 and from 1994 to September 1996. He served as an independent management consultant to the Company from 1991 to 1993. He served as President, Solectron Europe, from 1993 to February 1996. From 1986 to 1990, Mr. Dickinson was Chairman of the Board of Directors, President and Chief Executive Officer of Vermont Micro Systems, Inc. He also serves as a director of LeCroy Corporation and JMAR Technologies, Inc. and two privately-held corporations.

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      Mr. Heinz Fridrich has served as a director of the Company since April 1996. He has been a member of the faculty of the University of Florida since 1993. From 1950 to 1993, Mr. Fridrich held a number of manufacturing and operations management positions in Europe and the United States with IBM. He also serves as a director of CH Energy Group, Inc. and Veeco Instruments, Inc.

      Mr. William A. Hasler has served as a director of the Company since May 1998. Mr. Hasler is currently co-chief executive officer of Aphton Corporation, an international biotechnology firm. Prior to joining Aphton, he was Dean and Department Chair of the Haas School of Business at the University of California, Berkeley. He currently serves as a director of The Schwab Funds, Elevon, DMC Stratex Networks, Tenera, Inc. and DiTech Corporation. In addition, Mr. Hasler is a member of the Compensation Committee of Tenera, Inc. and DiTech Corporation.

      Dr. Kenneth E. Haughton has served as a director of the Company since 1985. Since 1991, Dr. Haughton has been an independent consultant. From 1990 to 1991, he was Vice President of Engineering at Da Vinci Graphics. From 1989 to 1990, Dr. Haughton was an independent consultant, and from 1982 to 1989, he served as Dean of Engineering at Santa Clara University.

      Dr. Paul R. Low has served as a director of the Company since 1993. He is currently President of PRL Associates, a position he has held since 1992. Dr. Low worked for IBM from 1957 to 1992. During his tenure at IBM, Dr. Low held senior management and executive positions with successively increasing responsibility, including President, General Technology Division and IBM Corporate Vice President; President of General Products Division; and General Manager, Technology Products business line, also serving on IBM’s corporate management board. He also serves as a director of Applied Materials, Inc., and Veeco Instruments, Inc.

      Mr. C. Wesley M. Scott has served as a director of the Company since 2001. He was appointed a director of C-MAC Industries Inc., whose combination with Solectron was completed in December 2001, in May 2001. Mr. Scott was until March 2001, Chief Corporate Officer of BCE Inc. From February 1999 until January 2000, Mr. Scott was Vice Chairman of Bell Canada. From July 1995 until January 1999, Mr. Scott was Executive Vice President (Corporate) and, from April 1997 until January 1999, also Chief Financial Officer of Nortel Networks. Mr. Scott is a director of Bell Canada International Inc., BCE Emergis Inc., Sears Canada Ltd. and CGI Group Inc.

      Mr. Ajay B. Shah has served as a director of the Company since 2002. He served as Executive Vice President of the Company and President and Chief Executive Officer of Technology Solutions from 1999 until March 2002. Prior to Solectron, Mr. Shah served as the President and Chief Executive Officer at SMART Modular Technologies, Inc. since 1988. Mr. Shah co-founded SMART Modular Technologies, Inc. Prior to launching SMART, Mr. Shah held strategic marketing management and product line management positions at Samsung Semiconductor, Inc., and at Advanced Micro Devices.

      Mr. Dennis Wood has served as a director of the Company since 2001. He was a co-founder of C-MAC Industries Inc. and has resumed his position as Chairman, President and CEO of Dennis Wood Holdings Inc. For the past 30 years, through his holding company, Mr. Wood has owned and managed numerous businesses including, most notably C-MAC Industries Inc. and Berkeley Wallcoverings Inc. (both Canadian public companies). In addition to his venture capital activities, Mr. Wood is a director of National Bank Trust Inc., MAAX Inc., Groupe Bocenor Inc., National Bank of Canada and Blue Mountain Wallcoverings. Mr. Wood also serves on a number of boards of cultural and not-for-profit organizations, locally and nationally.

      Mr. Osamu Yamada has served as a director of the Company since 1994. Mr. Yamada has been an international business consultant since November 1996. From October 1991 to November 1996, Mr. Yamada served as an advisor to The Mitsubishi Bank, Limited and the Bank of Tokyo/Mitsubishi. From 1990 to 1991, he was Chairman and Chief Executive Officer of BankCal Tri-State Corporation, a wholly owned subsidiary of The Mitsubishi Bank, Limited. From 1987 to 1990, he was Senior Managing Director of The Mitsubishi Bank, Limited, and in an overlapping period from 1985 to 1990, he was also Chairman, President and Chief Executive Officer of Bank of California. Prior to 1985, he held a number of key management positions with The Mitsubishi Bank, Limited organization. Mr. Yamada currently serves on a number of boards of major universities and cultural centers.

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Board Meetings and Committees

      The Board held a total of 6 regular meetings, 4 special meetings and 3 special telephonic meetings during Fiscal 2002.

      During Fiscal 2002, each director attended more than 75% of the meetings of the Board and meetings of committees upon which such director served.

      The Audit Committee currently consists of Heinz Fridrich, Dr. Paul L. Low, C. Wesley M. Scott and Osamu Yamada. This committee oversees the Company’s internal financial control systems and procedures, reviews and approves the Company’s financial statements, and coordinates and approves the activities of the Company’s auditors. The Audit Committee held 10 meetings during Fiscal 2002, of which 5 were joint meetings of the Audit and Finance Committees (which had the same membership through January 2002).

      The Business Development Committee currently consists of Heinz Fridrich, Dr. Kenneth E. Haughton and Dr. Paul R. Low. This committee is responsible for the review of merger and acquisition strategies and candidates, approving mergers and acquisitions and also making recommendations to the Board. The Business Development Committee held 19 meetings during Fiscal 2002.

      The Chief Executive Officer Search Committee currently consists of Heinz Fridrich, William A. Hasler, Dr. Koichi Nishimura and Dennis Wood. The Chief Executive Officer Search Committee was created by the Board on September 25, 2002 in connection with Dr. Nishimura’s notification to the Board of his intention to retire from his CEO duties by the end of Fiscal 2003.

      The Compensation Committee currently consists of Charles A. Dickinson, William A. Hasler and Dr. Kenneth E. Haughton. This committee is responsible for establishing compensation guidelines for executives of the Company, reviewing and approving executive bonus plans and providing guidance with respect to other compensation issues, such as stock option grants. The Compensation Committee held a total of 12 meetings during Fiscal 2002.

      The Executive Resources Committee consisted of Heinz Fridrich, William A. Hasler and Dr. Paul R. Low. This committee was responsible for executive recruitment, development, and succession planning. The Executive Resources Committee held 4 meetings during Fiscal 2002. Effective November 2002, this committee has been dissolved and its responsibilities have been assumed by the Nominating and Governance Committee.

      The Finance Committee currently consists of Heinz Fridrich, Dr. Paul L. Low, C. Wesley M. Scott, Ajay B. Shah and Osamu Yamada. This committee oversees the Company’s capital and financing matters. The Finance Committee held 8 meetings during Fiscal 2002.

      The Information Technology Committee currently consists of Charles A. Dickinson, Heinz Fridrich and William A. Hasler. This committee is responsible for addressing the Company’s information technology needs from the Board’s perspective. The Information Technology Committee held 9 meetings during Fiscal 2002.

      The Nominating and Governance Committee consisted of Charles A. Dickinson, William A. Hasler and Osamu Yamada through November 2002. This committee currently consists of Richard A. D’Amore, William A. Hasler and C. Welsey M. Scott. This committee, previously named the Nominating Committee, is responsible for the development of general criteria regarding the qualifications and selection of board members and recommending candidates for election to the Board. The Nominating Committee held 6 meetings during Fiscal 2002. The current Nominating and Governance Committee has added the responsibilities of developing overall governance guidelines, overseeing the overall performance of the Board and the Chief Executive Officer, and executive recruitment, development, and succession planning.

      The Strategy Committee consisted of Richard A. D’Amore, Heinz Fridrich, William A. Hasler, Dr. Paul R. Low and Dennis Wood through November 2002. This committee currently consists of all Board members and is responsible for reviewing, monitoring, and evaluating the company’s strategic plans and performance in operations, organization, and competitive position. The Strategy Committee held 6 meetings during Fiscal 2002.

Director Compensation

      Directors who are not employees of the Company (“Outside Directors”) receive annual retainers of $20,000. In addition, each Outside Director is paid $3,000 for each meeting of the Board attended, $1,500 for each committee meeting attended and $500 for each telephonic Board and committee meeting and are eligible to

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receive reimbursement of any expenses incurred in attending Board and committee meetings. Outside Directors may also receive consulting fees for projects completed at the request of management. Employee directors are not compensated for their service on the Board or on committees of the Board.

      Options to purchase shares of the Company’s common stock are granted to Outside Directors under the 2002 Stock Option Plan (the “2002 Stock Plan”) in accordance with an automatic, non-discretionary grant mechanism. However, directors are eligible to receive discretionary grants under the 2002 Stock Plan. The 2002 Stock Plan provides, with respect to Outside Directors, for an automatic, non-discretionary grant on December 1 of each year of a nonstatutory option to purchase eight thousand (8,000) shares (pro rata for the portion of the first fiscal year of service as an Outside Director) of the Company’s Common Stock, with an initial equity grant for new Outside Directors to purchase fifteen thousand (15,000) shares of the Company’s Common Stock at the commencement of their service as an Outside Director, at an exercise price equal to the fair market value on the date of grant.

Required Vote

      Each stockholder voting in the election of directors is entitled to cumulate such stockholder’s votes. Each stockholder who elects to cumulate votes shall be entitled to as many votes as equals the number of directors to be elected multiplied by the number of shares held by such stockholder, and the stockholder may cast all such votes for a single director or distribute such votes among as many candidates as the stockholder may see fit. However, no stockholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting to Solectron’s Secretary, Philip Fok, prior to the voting of the intention to cumulate the votes. The eleven nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no legal effect under Delaware law. Abstentions and shares held by brokers that are present but not voted, because the brokers were prohibited from exercising discretionary authority (“Broker Non-Votes”), will be counted as present for purposes of determining the presence or absence of a quorum.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.

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PROPOSAL TWO

APPROVAL OF 2003 EMPLOYEE STOCK PURCHASE PLAN

      The Company has adopted a new Employee Stock Purchase Plan (the “Plan”), subject to the approval of a majority of the shares of the Company’s Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting. The following paragraphs provide a summary of the principal features of the Plan and its operation.

Purpose

      The purpose of the Plan is to provide eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of Common Stock of the Company through payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

      The Company previously had an employee stock purchase plan and eligible Company employees have participated in that plan since May 1990. However, the supply of shares reserved under the old plan now has been exhausted and, accordingly, employees have been informed that no further purchases will be made under that plan after January 31, 2003. See Proposal Four — APPROVAL OF 1988 EMPLOYEE STOCK PURCHASE PLAN AMENDMENT for more information about the old plan.

Eligibility to Participate

      Most employees of the Company and its participating subsidiaries are eligible to participate in the Plan. However, an employee is not eligible if he or she has the right to acquire five percent or more of the voting stock of the Company or of any subsidiary of the Company. Also, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has discretion to exclude employees who normally are scheduled to work less than or equal to twenty hours per week or five months per calendar year, has worked for the Company for less than two years, or is an officer or other highly compensated employee. Approximately 66,000 employees currently are expected to be eligible to participate in the Plan.

Administration, Amendment and Termination

      The Committee administers the Plan. Subject to the terms of the Plan, the Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the Plan. The Committee may make whatever rules, interpretations, and computations, and take any other actions to administer the Plan that it considers appropriate to promote the Company’s best interests, and to ensure that the Plan remains qualified under Section 423 of the Internal Revenue Code. The Committee may delegate one or more of ministerial duties in the administration of the Plan.

      The Committee or the Company’s Board of Directors may amend or terminate the Plan at any time and for any reason. However, as required by Section 423 of the Internal Revenue Code, certain material amendments must be approved by the Company’s shareholders.

Number of Shares of Common Stock Available under the Plan

      An amount of 20 million shares of Common Stock will be reserved and available for issuance pursuant to the Plan. Shares sold under the Plan may be newly issued shares or treasury shares. In the event of any stock split, stock dividend or other change in the capital structure of the Company, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the Plan.

Enrollment and Contributions

      Eligible employees voluntarily elect whether or not to enroll in the Plan. Employees join for an enrollment period of twenty-four months. Employees who have joined the Plan automatically are re-enrolled for additional rolling twenty four-month periods; provided, however, that an employee may cancel his or her enrollment at any time (subject to Plan rules).

      Employees contribute to the Plan through payroll deductions. Participating employees generally may contribute up to 20% of their eligible compensation through after-tax payroll deductions. From time to time, the

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Committee may establish a different maximum permitted contribution percentage, change the definition of eligible compensation, or change the length of the enrollment periods (but in no event may any enrollment period exceed 27 months). After an enrollment period has begun, an employee may withdraw, increase or decrease his or her contribution percentage (subject to Plan rules).

Purchase of Shares

      Within each twenty four-month enrollment period, there are four six-month purchase periods. On the last business day of each six-month purchase period, the Company uses each participating employee’s payroll deductions to purchase shares of Common Stock for the employee. The price of the shares purchased will be 85% of the lower of (1) the stock’s market value on the first day of the twenty four-month enrollment period, or (2) the stock market’s value on the last day of the purchase period. Market value under the Plan means the closing sale price of the Common Stock on the New York Stock Exchange for the day in question. However, in any calendar year, no employee may purchase more than $25,000 of Common Stock (based on market value on the applicable enrollment date(s)). The Committee also has discretion to set a limit on the number of shares that may be purchased on any purchase date or to set a lower (but not higher) limit on the dollar value of shares that may be purchased.

Termination of Participation

      Participation in the Plan terminates when a participating employee’s employment with the Company ceases for any reason, the employee withdraws from the Plan, or the Company terminates or amends the Plan such that the employee no longer is eligible to participate.

Number of Shares Purchased by Certain Individuals and Groups

      Given that the number of shares that may be purchased under the Plan is determined, in part, on the stock’s market value on the first day of the enrollment period and the last day of a purchase period and given that participation in the Plan is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable.

Tax Aspects

      Based on management’s understanding of current federal income tax laws, the tax consequences of the purchase of shares of common stock under the Plan are as follows. However, employees should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below may apply.

      An employee will not have taxable income when the shares of common stock are purchased for him or her, but the employee generally will have taxable income when the employee sells or otherwise disposes of stock purchased through the Plan.

      For shares that the employee does not dispose of until more than 24 months after the applicable enrollment date and more than 12 months after the purchase date (the “holding period”), gain up to the amount of the discount (if any) from the market price of the stock on the enrollment date (or re-enrollment date) is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the holding period, the employee sells the stock for less than the purchase price, the difference is a long-term capital loss. Shares sold within the holding period are taxed at ordinary income rates on the amount of discount received from the stock’s market price on the purchase date. Any additional gain (or loss) is taxed to the stockholder as short-term capital gain (or loss) or long-term capital gain (or loss) if shares are held for more than one year. The purchase date begins the period for determining whether the additional gain (or loss) is short-term or long-term.

      The Company may deduct for federal income tax purposes an amount equal to the ordinary income an employee must recognize when he or she disposes of stock purchased under the Plan within the holding period. The Company may not deduct any amount for shares disposed of after the holding period.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE 2003 EMPLOYEE STOCK PURCHASE PLAN.

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PROPOSAL THREE

APPROVAL OF EXECUTIVE BONUS PLAN

      The Company has adopted an Executive Bonus Plan (the “Bonus Plan”), subject to the approval of a majority of the shares of the Company’s Common Stock that are present in person or by proxy at the Annual Meeting. The following paragraphs provide a summary of the principal features of the Bonus Plan and its operation.

Purpose

      The purpose of the Bonus Plan is to motivate key executives to perform to the best of their abilities and to achieve the Company’s objectives. The Bonus Plan accomplishes this by paying awards under the Bonus Plan only after the achievement of the specified goals.

      The Bonus Plan also is designed to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code. Under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to the Company’s Chief Executive Officer or any of the four other most highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, if the Company pays compensation that is “performance-based” under Section 162(m), the Company still can receive a federal income deduction for the compensation even if it is more than $1 million during a single year. The Bonus Plan allows the Company to pay incentive compensation that is performance-based and therefore fully tax deductible on the Company’s federal income tax return.

Eligibility to Participate

      The Compensation Committee selects the employees of the Company (and its affiliates) who will be eligible to receive awards under the Bonus Plan. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Compensation Committee has discretion to select the participants. However, it is currently expected that approximately twelve executives will participate in the Bonus Plan in any year.

Target Awards and Performance Goals

      Each performance period, the Compensation Committee assigns each participant a target award and performance goal or goals that must be achieved before an award actually will be paid to the participant. Performance periods will last from one to three fiscal years. No more than three performance periods will exist at any one time. The participant’s target award is expressed as a percentage of his or her base salary at the end of the performance period. The performance goals require the achievement of objectives for one or more of:

Cash to Cash Cycle Days Payables Outstanding Days of Supply Days Sales Outstanding Earnings per Share Free Cash Flow Inventory Turns Invested Capital Net Operating Profit After Tax Operating Cash Flow	Operating Income Profit After Tax Profit Before Tax Return on Assets Return on Equity Return on Sales Revenue Return on Invested Capital Total Shareholder Return

Each of these performance measures is defined in the Bonus Plan. In general, “Cash to Cash Cycle” means the Days of Supply plus Days Sales Outstanding minus Days Payables Outstanding. “Days Payables Outstanding” means the average accounts payables, divided by Company’s or business unit’s, as applicable, average daily cost of goods sold. “Days of Supply” means the ending inventory, divided by future quarter daily cost of goods sold.

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“Days Sales Outstanding” means the average accounts receivables, divided by Company’s or business unit’s, as applicable, average daily revenue. “Earnings Per Share” means the Profit After-Tax, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding. “Free Cash Flow” means the Operating Cash Flow less capital expenditures. “Inventory Turns” means the percentage equal to the annualized cost of goods sold, divided by average inventory. “Invested Capital” means accounts receivable plus inventory plus prepaids and other current assets less accounts payable less accrued liabilities less other current liabilities plus net property plant & equipment plus goodwill plus other assets plus material asset charges or write-offs during the period. “Net Operating Profit After Tax” means income after taxes, but before the interest income or expense, amortization of intangibles, and restructuring or other one-time charges. “Operating Cash Flow” means the sum of Profit After-Tax plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses. “Operating Income” means income from operations but excluding any unusual items. “Profit After Tax” means income after taxes. “Profit Before Tax” means income before taxes. “Return on Assets” means the percentage equal to Operating Income before incentive compensation, divided by average net assets. “Return on Equity” means the percentage equal to the Company’s Profit After-Tax divided by average stockholder’s equity. “Return on Sales” means the percentage equal to the Operating Income before incentive compensation, divided by Revenue. “Revenue” means net sales. “Return on Invested Capital” means Net Operating Profit After Tax divided by average invested capital. “Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

Actual Awards

      After the performance period ends, the Compensation Committee certifies in writing the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Bonus Plan limits actual awards to a maximum of $5 million per person in any performance period, even if the formula otherwise indicates a larger award.

      Actual awards generally are paid in cash within two and one-half months after the performance period ends. If a participant terminates employment before the end of the performance period in which the bonus is to be earned, the Compensation Committee has discretion to pay out part or all of the award otherwise earned.

Administration, Amendment and Termination

      The Compensation Committee administers the Bonus Plan. Members of the committee addressing Section 162(m) matters must qualify as outside directors under Section 162(m). Subject to the terms of the plan, the Committee has sole discretion to:

  select the employees who will receive awards;

  determine the target award for each participant;

  determine the performance goals that must be achieved before any actual awards are paid;

  determine a formula to increase or decrease an award to reflect actual performance versus the predetermined performance goals; and

  interpret the provisions of the Bonus Plan.

      The Board may amend or terminate the plan at any time and for any reason. An amendment also will be submitted for shareholder approval if necessary to maintain the Bonus Plan’s compliance with Section 162(m).

Awards to be Granted to Certain Individuals and Groups

      Awards under the plan are determined based on actual performance, so future actual awards (if any) cannot now be determined. The following table sets forth the target award that would be payable to the named individuals and groups if the performance goals established by the Compensation Committee for the Company’s 2003 fiscal year are exactly 100% achieved. There is no assurance that the pre-established performance goals will be achieved and therefore is no assurance that the target awards shown below (or any awards at all) actually will be paid.

10
Name of Individual or Group	Fiscal 2003 Target Awards(1)

Dr. Koichi Nishimura	$ 3,300,040
Chairman of the Board of Directors, President and Chief Executive Officer

Kiran Patel	$ 1,200,000
Executive Vice President and Chief Financial Officer

Dr. Saeed Zohouri	$ 2,400,000
Executive Vice President and Chief Operating Officer

Kevin Burns	$ 924,000
Executive Vice President and Chief Materials Officer

George W. Moore	$ 924,240
Executive Vice President and President of Solectron Electronics Manufacturing and Test Solutions

All executive officers, as a group	$14,942,280

All directors who are not executive officers as a group	$ 0

All employees who are not executive officers as a group	$ 0

(1)

Payments under the Bonus Plan will be made only if the performance measures, as approved by the Compensation Committee, are satisfied. For Fiscal 2003, payments indicated above are at target. Only the Company’s employees who are executive officers will be selected to participate in the Bonus Plan for Fiscal 2003.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE EXECUTIVE BONUS PLAN.
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PROPOSAL FOUR

APPROVAL OF 1988 EMPLOYEE STOCK PURCHASE PLAN AMENDMENT

      The 1988 Employee Stock Purchase Plan (the “1988 ESPP”) was previously adopted by the Company’s Board of Directors and approved by its stockholders. Employees have participated in that plan since May 1990. However, the supply of shares reserved under the 1988 ESPP now has been exhausted and, accordingly, employees have been informed that no further purchases will be made under that plan after the next scheduled purchase thereunder. On September 24, 2002, the Board of Directors authorized an amendment of the 1988 ESPP to increase the number of shares authorized for issuance under the 1988 ESPP by the number of shares necessary to satisfy all purchase requests on the next and final scheduled purchase date under the 1988 ESPP, but not to exceed 4,000,000 shares, subject to the approval of a majority of the shares of the Company’s Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

      The following paragraphs provide a summary of the principal features of the 1988 ESPP and its operation.

Purpose

      The purpose of the 1988 ESPP is to provide eligible employees of the Company and its participating subsidiaries with the opportunity to purchase shares of Common Stock of the Company through payroll deductions. The 1988 ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

      The Company has put forth for approval of its stockholders the 2003 Employee Stock Purchase Plan, which is intended to supercede and replace the 1988 ESPP following the next scheduled purchase under the 1988 ESPP. See Proposal 2 — APPROVAL OF 2003 EMPLOYEE STOCK PURCHASE PLAN for more information about the 2003 Employee Stock Purchase Plan. Employees have been informed that no further purchases will be made under the 1988 ESPP after the next scheduled purchase thereunder and any unused shares will not be issued under the 1988 ESPP.

Eligibility to Participate

      Most employees of the Company and its participating subsidiaries are eligible to participate in the 1988 ESPP. However, an employee is not eligible if he or she has the right to acquire five percent or more of the voting stock of the Company or of any subsidiary of the Company if he or she normally is scheduled to work less than or equal to twenty hours per week or five months per calendar year. Approximately 66,000 employees are currently eligible to participate in the 1988 ESPP.

Administration, Amendment and Termination

      The Compensation Committee of the Board of Directors (the “Committee”) administers the 1988 ESPP. Subject to the terms of the 1988 ESPP, the Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the 1988 ESPP. The Committee may make whatever rules, interpretations, and computations, and take any other actions to administer the 1988 ESPP that it considers appropriate to promote the Company’s best interests, and to ensure that the 1988 ESPP remains qualified under Section 423 of the Internal Revenue Code. The Committee may delegate one or more ministerial duties in the administration of the 1988 ESPP.

      The Committee or the Company’s Board of Directors may amend or terminate the 1988 ESPP at any time and for any reason. As previously stated, the 1988 ESPP will terminate and no more purchases will be made thereunder following the next scheduled purchase thereunder. However, as required by Section 423 of the Internal Revenue Code, the Company’s shareholders must approve certain material amendments.

Number of Shares of Common Stock Available under the 1988 ESPP

      Prior to taking into account the number of shares requested for issuance under the 1988 ESPP pursuant to this Proposal 4, a total of 19,200,000 shares of Common Stock were available for issuance under the 1988 ESPP. If the Company’s shareholders approve this Proposal 4, no more than an additional 4,000,000 shares will be made available for the purchase of shares at the next scheduled purchase date under the 1988 ESPP. Shares sold under the 1988 ESPP may be newly issued shares or treasury shares. In the event of any stock split, stock

12

dividend or other change in the capital structure of the Company, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the 1988 ESPP.

Enrollment and Contributions

      Eligible employees voluntarily elect whether or not to enroll in the 1988 ESPP. Employees join for an offering period of six months. Employees who have joined the 1988 ESPP automatically are re-enrolled for additional rolling six-month offering periods; provided, however, that an employee may cancel his or her enrollment at any time (subject to 1988 ESPP rules).

      Employees contribute to the 1988 ESPP through payroll deductions. Participating employees generally may contribute up to 10% of their eligible compensation through after-tax payroll deductions. After an offering period has begun, an employee may withdraw, but not increase or decrease his or her contribution percentage.

Purchase of Shares

      On the last business day of each six-month offering period, the Company uses the payroll deductions of each participating employee to purchase shares of Common Stock for such employees. The price of the shares equals 85% of the lower of (1) the stock’s market value on the first day of the offering period, or (2) the stock market’s value on the last day of the offering period. Market value under the 1988 ESPP means the closing sales price of the Common Stock on the New York Stock Exchange for the day in question. However, in any single year, no employee may purchase more than $25,000 of Common Stock (based on market value at the beginning of the applicable offering period). The maximum number of shares that may be purchased on any purchase date equals $12,500 divided by the fair market value of the Company’s Common Stock at the beginning of the offering period.

Termination of Participation

      Participation in the 1988 ESPP terminates when a participating employee’s employment with the Company ceases for any reason, the employee withdraws from the 1988 ESPP, or the Company terminates or amends the 1988 ESPP such that the employee no longer is eligible to participate.

Number of Shares Purchased by Certain Individuals and Groups

      Given that the number of shares that may be purchased under the 1988 ESPP is determined, in part, on the stock’s market value on the first and last day of the enrollment period and given that participation in the 1988 ESPP is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable.

Accounting Considerations

      Under accounting rules, the approval of additional shares for the 1988 ESPP could result in future non-cash compensation charges to the Company which, depending on the future market price per share of the Company’s common stock, could be significant. These future charges could arise in the second quarter of Fiscal 2003 because our employees are currently enrolled in an offering period that started on August 1, 2002 and ends on January 31, 2003. The number of shares that will be purchased for the enrolled employees is expected to exceed the previously approved shares. These excess shares would be subject to a compensation charge if the Company’s stock price on January 15, 2003 were higher than the lower of the price on August 1, 2002 or January 31, 2003. The stock price on August 1, 2002 was $3.92 per share.

Tax Aspects

      Based on management’s understanding of current federal income tax laws, the tax consequences of the purchase of shares of common stock under the 1988 ESPP are as follows. However, employees should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below may apply.

      An employee will not have taxable income when the shares of common stock are purchased for him or her, but the employee generally will have taxable income when the employee sells or otherwise disposes of stock purchased through the 1988 ESPP.

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      For shares that the employee does not dispose of until more than 24 months after the applicable enrollment date and more than 12 months after the purchase date (the “holding period”), gain up to the amount of the discount (if any) from the market price of the stock on the enrollment date (or re-enrollment date) is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the holding period, the employee sells the stock for less than the purchase price, the difference is a long-term capital loss. Shares sold within the holding period are taxed at ordinary income rates on the amount of discount received from the stock’s market price on the purchase date. Any additional gain (or loss) is taxed to the stockholder as short-term capital gain (or loss) or long-term capital gain (or loss) if shares are held for more than one year. The purchase date begins the period for determining whether the additional gain (or loss) is short-term or long-term.

      The Company may deduct for federal income tax purposes an amount equal to the ordinary income an employee must recognize when he or she disposes of stock purchased under the 1988 ESPP within the holding period. The Company may not deduct any amount for shares disposed of after the holding period.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE 1988 EMPLOYEE STOCK PURCHASE PLAN AMENDMENT.

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PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has appointed KPMG LLP (“KPMG”), independent auditors, to audit the financial statements of the Company for Fiscal 2003. This appointment has been ratified by the Board of Directors. KPMG has audited the Company’s financial statements since the Company’s 1985 fiscal year. Representatives of KPMG are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required to ratify the appointment of KPMG.

Audit Fees

      Audit fees billed to the Company by KPMG during the Company’s 2002 fiscal year for review of the Company’s annual financial statements and those financial statements included in the Company’s quarterly reports on Form 10-Q totaled $3,300,000.

Financial Information Systems Design and Implementation Fees

      No financial information systems design and implementation services were provided to the Company by KPMG during the Company’s 2002 fiscal year.

All Other Fees

      Fees billed to the Company by KPMG during the Company’s 2002 fiscal year for all other non-audit services rendered to the Company, including tax related services, merger and acquisition transaction services, Securities and Exchange Commission (the “SEC”) filings, information risk management, statutory report filings, and customs consulting totaled $10,700,000.

      The Audit Committee has concluded that the non-audit services provided by KPMG are compatible with maintaining the independence of KPMG.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS INDEPENDENT AUDITORS.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of November 19, 2002 information relating to the beneficial ownership of the Company’s Common Stock or shares exchangeable into the Company’s Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director (or nominee), (iii) each of the executive officers named in the Summary Compensation Table, (iv) and all directors and executive officers as a group.

Name	Number of Shares Owned (1) (a)		Right to Acquire (2) (b)	Total (a)+(b)		Approximate Percentage of Outstanding Shares (%)(1)
AXA Financial, Inc.
1290 Avenue of the Americas
New York, NY 10104	106,497,740		—	106,497,740	(3)	12.89
Capital Research and Management Company
333 South Hope Street
Los Angeles, CA 90071	71,429,199		—	71,429,199	(4)	8.57
Citigroup Inc.
399 Park Avenue
New York, NY 10043	45,143,851		—	45,143,851	(5)	5.46
Barclays PLC
54 Lombard Street
London, England EC3P3AH	43,429,200		—	43,429,200	(6)	5.26
Dennis Wood	12,639,742	(7)	1,533,075	14,172,817		1.71
Ajay B. Shah	6,167,570		152,220	6,319,790		*
Dr. Koichi Nishimura	516,146		1,105,026	1,621,172		*
Dr. Saeed Zohouri	0		423,280	423,280		*
Charles A. Dickinson	303,588		80,300	383,888		*
Kevin Burns	8,615		223,907	232,522		*
Dr. Paul R. Low	87,000		80,300	167,300		*
Dr. Kenneth E. Haughton	59,000		80,300	139,300		*
Kiran Patel	34,181		53,332	87,513		*
Heinz Fridrich	7,000		80,300	87,300		*
Richard A. D’Amore	0		80,300	80,300		*
George W. Moore	2,176		64,426	66,602		*
Osamu Yamada	1,000		61,300	62,300		*
William A. Hasler	12,000		44,300	56,300		*
C. Wesley M. Scott	22,282		18,510	40,792		*
All directors and executive officers as a
group (28 persons)	22,958,127		5,619,380	28,577,507		3.44

*	Less than one percent (1%).
(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Solectron Common Stock subject to conversion or options held by that person that will be exercisable on or before January 19, 2003, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Shares that may be acquired through stock option exercises on or before January 19, 2003.
(3)	Reflects shares held as of September 30, 2002 pursuant to a Form 13F filed by AXA Financial, Inc. on November 14, 2002.
(4)

Reflects shares held as of September 30, 2002 pursuant to a Form 13F filed by Capital Research and Management Company on November 14, 2002. Includes 986,126 shares issuable upon conversion of the Company’s Liquid Yield Option Notes due May 8, 2020 (Zero Coupon-Senior) at a conversion rate of 12.3309 shares per note. Includes 6,539,573 shares issuable upon conversion of the Company’s Liquid Yield Option Notes due November 20, 2020 (Zero Coupon-Senior) at a conversion rate of 11.7862 per note.

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(5)

Reflects shares held as of September 30, 2002 pursuant to a Form 13F filed by Citigroup Inc. on November 14, 2002. Includes 266,359 shares issuable upon conversion of the Company’s Liquid Yield Option Notes due May 8, 2020 (Zero Coupon-Senior) at a conversion rate of 12.3309 shares per note. Includes 129,707 shares issuable upon conversion of the Company’s Liquid Yield Option Notes due November 20, 2020 (Zero Coupon-Senior) at a conversion rate of 11.7862 per note.

(6)	Reflects shares held as of September 30, 2002 pursuant to a Form 13F filed by Barclays PLC on November 14, 2002.
(7)	Includes 12,388,603 shares of Solectron Global Services Canada, Inc. which are exchangeable on a one-to-one basis for the Company’s common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act and regulations of the SEC thereunder require the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during Fiscal 2002 substantially all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with. The Company is aware of one exception related to its Form 3 filings that failed to occur in prior fiscal years. Ajay B. Shah filed an amendment on June 30, 2002 to the Form 3 originally filed on December 9, 1999 to correct the direct and indirect holdings.

Certain Relationships and Related Transactions

      The Company has entered into indemnification agreements with its executive officers, directors and certain significant employees containing provisions, which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. These agreements provide, among other things, for indemnification of the executive officers, directors and certain significant employees in proceedings brought by third parties and in stockholder derivative suits. Each agreement also provides for advancement of expenses to the indemnified party. The agreements have been approved by the majority vote of the disinterested stockholders of the Company.

17

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

      The following table shows, as to the Chief Executive Officer and each of the four other most highly compensated executive officers, information concerning compensation for services to the Company in all capacities.

		Annual Compensation (1)		Long-Term Compensation Awards Options	All Other Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	(#)(2)	($)(3)
Dr. Koichi Nishimura	2002	$846,731	$125,516	200,000	$13,807
Chairman of the Board of Directors,	2001	810,769	333,270	423,651	15,831
President and Chief Executive Officer	2000	643,097	—	132,182	14,012

Kiran Patel	2002	600,002	600,000	120,000	13,807
Executive Vice President and	2001	46,154	—	—	—
Chief Financial Officer	2000	—	—	—	—

Dr. Saeed Zohouri	2002	800,000	392,615	115,000	13,807
Executive Vice President and	2001	800,000	283,385	230,824	15,831
Chief Operating Officer	2000	503,162	—	86,755	17,785

Kevin Burns	2002	375,089	169,994	115,000	13,465
Executive Vice President and	2001	333,854	219,376	79,877	11,862
Chief Materials Officer	2000	296,167	365,371	5,764	12,654

George W. Moore	2002	373,212	121,501	70,000	475,454
Executive Vice President and	2001	360,692	189,111	56,250	13,072
President of Solectron Electronics Manufacturing and Test Solutions	2000	—	—	—	—

Susan Wang (4)	2002	607,655	—	115,000	13,192
Executive Vice President, Corporate	2001	581,846	387,106	172,348	15,234
Development, and Secretary	2000	446,155	—	68,815	16,992

(1)

Perquisites are not included since the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus, in accordance with regulations promulgated by the SEC; therefore, the Other Annual Compensation has not been included in this table. Bonus compensation reported for fiscal years 2002, 2001, and 2000 was earned in that fiscal year, but may have been paid in the subsequent fiscal year.

(2)	The Company has not granted any stock appreciation rights or restricted stock awards and does not have any Long-Term Incentive Plans as that term is defined in regulations promulgated by the SEC.
(3)

Amounts represent the Company’s contributions to the Company’s 401(k) plan and premiums under executive group term life and disability insurance policies. With respect to George W. Moore, amount includes a $462,523 payment in Fiscal 2002 pursuant to a stock option parity agreement executed as a condition of his employment with the Company. On March 1 of each year, beginning 2002 and ending 2004, the value of his stock options with IBM (his former employer), which would have vested had he remained with IBM, is compared to the value of his vested new hire stock options with the Company.

(4)	Ms. Wang resigned as an executive officer of the Company during Fiscal 2002.
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Stock Option Grants and Exercises

      The following tables set forth, for the executive officers named in the Summary Compensation Table, the stock options granted under the Company’s stock option plans and the options exercised by such executive officers during Fiscal 2002.

Stock Option Grants in Fiscal 2002

	Individual Grants
	Options Granted	Percent of Total Options Granted to Employees in	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(2)
Name	(#)(1)	Fiscal Year	($/Share)	Date	5%($)	10%($)
Dr. Koichi Nishimura	200,000	0.97%	$11.35	10/02/2011	$1,427,591	$3,617,795
Kiran Patel	120,000	0.58	10.29	09/20/2011	776,559	1,967,953
Dr. Saeed Zohouri	115,000	0.56	10.29	09/20/2011	744,202	1,885,955
Kevin Burns	115,000	0.56	10.29	09/20/2011	744,202	1,885,955
George W. Moore	70,000	0.34	10.29	09/20/2011	452,993	1,147,973
Susan Wang	115,000	0.56	10.29	09/20/2011	744,202	1,885,955

(1)	These options become exercisable as to one forty-eighth (1/48) of the shares after each month from the date of grant.
(2)

Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten (10) year option term. Potential realizable value is shown net of exercise price. These amounts are calculated based on the regulations promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth.

Aggregated Option Exercises in Fiscal 2002 and Year-End Values

	Shares Acquired on	Value Realized	Total Number of Unexercised Options Held at Fiscal Year End(#)		Value of Unexercised, In-the- Money Options Held at Fiscal Year End($)(2)
Name	Exercise(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Dr. Koichi Nishimura	—	—	1,158,891	507,132	—	—
Kiran Patel	—	—	30,000	90,000	—	—
Dr. Saeed Zohouri	—	—	327,901	276,278	—	—
Kevin Burns	—	—	163,420	157,221	—	—
George W. Moore	—	—	34,320	91,930	—	—
Susan Wang	80,000	$556,003	493,460	226,703	—	—

(1)	Fair market value of underlying securities at exercise minus the exercise price.
(2)

Calculated based upon the August 31, 2002 fair market value share price of $3.72 less the share price to be paid upon exercise. There is no guarantee that if and when these options are exercised they will have this value.

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Equity Compensation Plan Information

      The following table provides information as of August 31, 2002 about our common stock that may be issued upon the exercise of options granted to employees, consultants or members of our Board of Directors under all of our existing equity compensation plans, including the 1992 and 2002 Stock Option Plans, and the 1988 ESPP, each as amended, as well as options assumed in acquisitions.

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options (#) (a)	Weighted Average Exercise Price of Outstanding Options ($) (b)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (#) (c)
	(Shares in millions)
Equity compensation plans approved
by security holders (1)	63.2	$18.50	49.0	(2)
Equity compensation plans not
approved by security holders	—	—	—
Total	63.2	$18.50	49.0

(1)	Number of shares to be issued from all plans and available for future issuance under our 2002 Stock Option Plan.
(2)

This number of shares includes 1.2 million shares of our common stock reserved under our 1988 ESPP for future issuance. Excludes 20 million shares put forth for approval by the Company’s stockholders for the 2003 ESPP. See Proposal 2 — APPROVAL OF 2003 EMPLOYEE STOCK PURCHASE PLAN for more information about the 2003 ESPP.

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COMPENSATION COMMITTEE REPORT

Introduction

      The Compensation Committee (the “Committee”) of the Board is charged with the responsibility of reviewing all aspects of the Company’s executive compensation programs and administering the Company’s stock plans. In Fiscal 2002, the members of the Committee were Messrs. Dickinson, Hasler and Haughton, all of whom are non-employee directors of the Company. The Committee meets at the beginning of each fiscal year to establish target base compensation levels for the Company’s executive officers for the following fiscal year and to finalize bonuses for the previous fiscal year.

Compensation Philosophy

      The Company’s executive compensation policies are designed to attract and retain qualified executives who will contribute to the Company’s long-term success, to reward executives for achieving the Company’s financial goals, and to link executive compensation and stockholder interests through bonuses and equity-based plans. The Committee believes that strong financial performance, on a sustained basis, is the most certain avenue through which the Company can positively affect long-term stockholder return. Furthermore, the Company believes that, in order to attract and retain the most qualified executives in the industry, its compensation policies must be competitive with other companies of comparable size and in similar industries and must reinforce strategic performance objectives through the use of incentive compensation programs. In order to provide incentive to executive officers, a large percentage of their annual compensation is paid as variable performance-based cash bonuses and stock option awards. Determination of each component of variable compensation is based on an assessment of a combination of metrics and individual performance. The amount of incentive compensation for each person in Fiscal 2002 has been determined on the basis of several indicators of corporate performance as outlined below.

Compensation Plans

      The following are the key components of the Company’s executive officer compensation:

      Base Compensation. The Committee establishes base salaries for executive officers based on its review of base salaries of executive officers in companies of comparable size and in similar industries. A majority of the companies used by the Committee in its review of salaries of other companies are a part of the Goldman Sachs Technology Index™ used in the “Stock Performance Graphs” following.

      Bonuses. The Company’s executive bonus plan provides for incentive compensation to the Company’s executive officers and other key employees and is determined cumulatively on a quarterly basis based principally on certain performance measures. The performance measures include worldwide corporate, business unit and individual performance. Worldwide corporate and business unit performance measures for Fiscal 2002 were initially focused on metrics which drive stockholder value creation. To provide greater clarity on specific elements of stockholder value creation, additional specific measures were adopted. These measures included Profit before Taxes, Days Sales Outstanding and Inventory Turns, terms defined in the Company’s amended plan and communicated to participants. The Committee believes that these factors are indicative of overall corporate performance and stockholder value. Individual performance is measured based on goals related to each person’s function within the organization. Employees accrue bonuses each quarter based on performance against year-to-date profit and stockholder value creation targets. However, only 25% of such accrued bonuses vest and are payable quarterly. The remaining accrued bonus balances vest at the fiscal year end and are payable upon final determination of earned bonuses.

      Long-Term Incentive Compensation. The Company’s Option Plan provides for long-term incentive compensation for employees of the Company, including executive officers. A significant portion of the total compensation package for the Company’s executive officers is in the form of stock option awards. These awards give employees an equity interest in the Company, thereby aligning the interests of executive officers and stockholders and providing incentive to maximize stockholder value.

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Employment Contracts

      The Company entered into a Stock Option Parity Agreement with George W. Moore which included a payment of $462,523 in Fiscal 2002 as a condition of his employment with the Company. On March 1 of each year, beginning 2002 and ending 2004, the value of his stock options with IBM (his former employer), which would have vested had he remained with IBM, is compared to the value of his vested new hire stock options with the Company.

Change-of-Control Arrangements

      Solectron has entered into change of control severance agreements with its Executive Officers including the following Named Executive Officers: Kiran Patel, Saeed Zohouri, Kevin Burns and George W. Moore. Pursuant to these agreements, each of these Executive Officers is entitled to severance benefits if, within 12 months following a change of control (as defined in the change of control severance agreements), the Executive Officer’s employment is terminated involuntarily by Solectron other than for cause, death or disability (each as defined in the change of control severance agreements) or voluntarily by the Executive Officer for good reason (as defined in the change of control severance agreements) and the Executive Officer enters into a mutual release of claims with Solectron. These severance benefits include payment for a period of 12–24 months following termination of annual base salary and target bonus, continued company-paid coverage of certain employee benefits for a minimum of three years following termination, continued vesting of stock options for a period of 12 months following his termination, extension of option exercise period to one year and ninety days and a tax equalization payment to eliminate the effects of any applicable “golden parachute” excise tax.

Policy Regarding Tax Deduction for Compensation Under Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code (“IRC”) limits the Corporation’s tax deduction to $1 million for compensation paid to certain executive officers named in the proxy unless the compensation is performance based. It has been determined that the limitations did not materially impact the Company in Fiscal 2002. The Committee’s present intention is to comply with the requirement of IRC Section 162(m), unless the Committee determines that it is in the interests of the Corporation to do otherwise.

Company Performance and Chief Executive Officer Compensation

      The compensation for the Company’s Chief Executive Officer (CEO) for Fiscal 2002 was comprised of a base salary component and a variable, performance-based component. The Committee met at the beginning of Fiscal 2002 and reviewed CEO compensation for companies of comparable size and similar industries in order to establish a base salary for the Company’s CEO. The Committee established a close tie between Company performance and CEO compensation by designating a large portion of total annual compensation as variable and performance-based. The Committee established corporate performance goals as described above. At the beginning of Fiscal 2003, the Committee evaluated the Company’s Fiscal 2002 performance in light of the goals established in the previous year. The Committee found that the corporate performance target level for annual financial performance had not been met. Accordingly, other than the payment for the first quarter’s goal achievement, no annual cash bonus award, nor any option to purchase stock, were granted.

Members of the Compensation Committee

      Dr. Kenneth E. Haughton, Chairman
      Charles A. Dickinson
      William A. Hasler

Compensation Committee Interlocks and Insider Participation

      All members of the Compensation Committee, Charles A. Dickinson, William A. Hasler and Dr. Kenneth E. Haughton, meet the standards for independence from the Company. Charles A. Dickinson was formerly the President of Solectron Europe from 1993 through 1995, and therefore recuses himself on issues that may involve IRC Section 162(m) rules. The other members of the Compensation Committee have never been executive officers of Solectron.

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STOCK PERFORMANCE GRAPHS

      The following graph compares the cumulative total stockholder return on the Company’s Common Stock with the cumulative total return on the S&P 500 Index and the Goldman Sachs Technology Index™ for the five fiscal years commencing August 31, 1997 and ending August 31, 2002, assuming an investment of $100 and the reinvestment of any dividends.

      The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company’s Common Stock.

CUMULATIVE TOTAL RETURN

Solectron Corporation
Goldman Sachs Technology Index™
S&P 500 Index

      In previous years, the Company has compared the performance of its Common Stock in its performance graph against the JP Morgan H&Q Technology Index. As of March 2002, this index is no longer published. As a result, as required by applicable SEC rules, the Company has included a transitional graph. The transitional graph following shows a comparison of cumulative shareholder returns for the Company’s Common Stock with the cumulative total return on the Standard & Poor’s 500 Index, the Goldman Sachs Technology Index™ (the new index selected by the Company, as depicted in the graph above), and the JP Morgan H&Q Technology Index through August 31, 2001.

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CUMULATIVE TOTAL RETURN

Solectron Corporation
JP Morgan H&Q Technology Index
S&P 500 Index
Goldman Sachs Technology Index™

      The information contained in the Stock Performance Graphs section shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

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AUDIT COMMITTEE REPORT

      The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process. It is more fully described in its charter, which the Committee has adopted and is included as an attachment to this Proxy Statement as Appendix A. The Committee reviews the charter on an annual basis.

      The Committee annually reviews the New York Stock Exchange listing standard of independence and, at its most recent review, determined that the Committee meets that standard. The Audit Committee also determined that it had fulfilled its responsibilities under the Charter. The Committee met a total of 10 times in Fiscal 2002, of which 5 were joint meetings of the Audit and Finance Committees (which had the same membership through January, 2002).

      The Audit Committee is responsible for recommending to the Board that Solectron’s financial statements be included in Solectron’s Annual Report on Form 10-K. The Committee took a number of steps in making this recommendation for Fiscal 2002. First, the Audit Committee discussed with KPMG, Solectron’s independent auditors for Fiscal 2002, those matters KPMG are required to communicate to and discuss with the Audit Committee by Statement on Auditing Standards Board Standard No. 61, as amended (“Communication with Audit Committees”), including information concerning the scope and results of the audit. Second, the Audit Committee discussed KPMG’s independence with KPMG and received a letter from KPMG regarding independence as required by the Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”). Finally, the Audit Committee reviewed and discussed, with Company management and KPMG, Solectron’s audited consolidated balance sheets at August 31, 2002 and 2001, and consolidated statements of income, cash flows, and stockholders’ equity for the three years ended August 31, 2002. Based on these reviews and discussions, and additional matters deemed relevant and appropriate by the Committee, the Audit Committee recommended to the Board that Solectron’s Annual Report on Form 10-K include these financial statements.

Members of the Audit Committee

C. Wesley M. Scott, Chairman
Heinz Fridrich
Dr. Paul R. Low
Osamu Yamada

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CORPORATE GOVERNANCE

      Solectron has long upheld a set of basic beliefs to guide our actions. Among those beliefs is the responsibility to conduct ourselves with the highest standards of ethical behavior when relating to customers, suppliers, employees, investors and the communities where we work.

      We believe our corporate governance policies and practices meet or exceed the standards defined in proposed and recently enacted legislation.

Independent Directors

  A majority of our Board members are independent of the Company and its management as defined by the Securities and Exchange Commission and the New York Stock Exchange.

  The non-management directors regularly meet in executive session, without management, as part of the normal agenda of our Board meetings.

Nominating and Governance Committee

  The Nominating and Governance Committee has adopted a charter that meets SEC and NYSE standards.

  Nominating and Governance Committee members all meet the applicable tests for independence from Company management.

  Review of the management succession plan is the responsibility of the Nominating and Governance Committee as defined by our Corporate Governance Guidelines.

Compensation Committee

  The Compensation Committee meets the applicable tests for independence as defined by the SEC, the NYSE and Internal Revenue Service rules.

  The Compensation Committee has adopted a charter that meets SEC and NYSE standards.

  Incentive compensation plans are reviewed and approved by the Compensation Committee as part of its charter.

  Director compensation guidelines are determined by the Compensation Committee as defined by our Corporate Governance Guidelines.

Audit Committee

  The Board’s Audit Committee has established policies that are consistent with the corporate reform laws for auditor independence.

  Audit Committee members all meet the applicable tests for independence from Company management and requirements for financial literacy.

  The chair of the Audit Committee has the requisite financial management expertise.

  KPMG LLP, our independent auditors, reports directly to the Audit Committee.

  An ethics hot line (voicemail and email) is available to all employees, customers and suppliers to enable confidential and anonymous reporting to the Audit Committee.

  The internal audit function of the Company reports its status and findings directly to the Audit Committee.

Shareholder Approval of Equity Compensation Plans

  The Company requires shareholder approval of all equity-compensation plans and any repricing of options contemplated by the Company.

Corporate Governance Guidelines

  Solectron has adopted a set of Corporate Governance Guidelines that meet the standards defined by the SEC and the NYSE, including specifications for director qualification and responsibility.

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  Continuing education for directors is specified as part of the annual agenda of the Board meetings, under our Corporate Governance Guidelines.

Code of Business Conduct and Ethics

  Solectron has adopted a Code of Business Conduct and Ethics that includes a conflict of interest policy and applies to all directors, officers and employees.

  All employees are trained in the Code of Business Conduct and Ethics as part of new-employee orientation, and all are required to affirm in writing their acceptance of the code.

  All employees are required to annually reaffirm in writing their acceptance of the Code of Business Conduct and Ethics.

  The Company’s Ethics Office maintains a hot line available to all employees, customers and suppliers to facilitate confidential and anonymous reporting of any questionable activities.

Personal Loans to Executive Officers and Directors

  Solectron does not provide personal loans or extend credit to any executive officer or director.

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OTHER MATTERS

      The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company may recommend.

BY ORDER OF THE BOARD OF DIRECTORS Philip Fok Secretary

Dated: December 4, 2002
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APPENDIX A AUDIT COMMITTEE CHARTER* I. PURPOSE: The purpose of the Audit Committee of the Board of Directors (the “Board”) of Solectron Corporation (the “Company”) is to:

(A)

assist the Board in oversight of (1) the integrity of the Company’s financial statements; (2) the independent auditors’ qualifications and independence; and (3) the performance of the Company’s internal audit department and independent auditors;

(B)

monitor (1) the integrity of the Company’s financial reporting process, systems, and systems of internal controls regarding finance, accounting, business conduct, and regulatory compliance; and (2) the independence and performance of the Company’s independent auditors and internal audit department;

(C)	provide an avenue of communication among the independent auditors, management, the internal audit department, and the Board;

(D)	oversee adherence to, and continuous improvement of, the Company’s policies and procedures regarding finance, accounting, business conduct, and regulatory compliance;

(E)	review areas of potential significant financial risk to the Company;

(F)	prepare the report that SEC rules require be included in the Company’s annual proxy statement; and,

(G)	perform other duties as assigned by the Board.

      The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

      At least annually, the Audit Committee shall conduct an evaluation of its performance and report the results of that assessment to the Board.

II. COMMITTEE MEMBERSHIP AND ORGANIZATION:

      The Audit Committee shall be comprised of at least three directors of the Board. Each member of the Audit Committee shall be “independent” and “financially literate” (as defined by NYSE requirements and SEC rules). At least one member of the Audit Committee shall qualify as a “financial expert” (as defined) and have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment, and in accordance with NYSE requirements and SEC rules.

      Audit Committee members shall be appointed by the Board on the recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

      No Audit Committee member shall simultaneously serve on the audit committees of more than three public companies, subject to the Board’s determination that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee and such determination shall be disclosed in the Company’s annual proxy statement.

      No Audit Committee member shall receive compensation and benefits from the Company, directly or indirectly, for services as a consultant or a legal or financial advisor, except the fees that they receive for services as a director or Board Committee member.

      The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee shall meet separately, at least annually, in private sessions with management, with the Head of the internal audit department, the independent auditors, and among the members to perform its oversight functions most effectively, including discuss any matters that the Audit Committee or each of these groups believes should be discussed. In addition, the Audit Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the independent auditors’ limited review procedures.

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III. COMMITTEE RESPONSIBILITIES AND DUTIES: Review Procedures

1.

Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board for approval and have the document published at least every three years in accordance with SEC regulations.

2.

Review the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing with the SEC. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, estimates, practices, and judgments.

3.

In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes, and the effectiveness and adequacy of the Company’s internal controls systems. Review significant findings prepared by the independent auditors and the internal audit department together with management’s responses.

4.	Discuss significant financial risk exposures and the steps management has taken to identify, assess, monitor, manage, mitigate, and report such exposures.

5.	Review with management and the independent auditors any significant accounting, legislative, and regulatory developments which may impact the financial reporting environment for the Company.

6.

Review and discuss with financial management and the independent auditors the Company’s quarterly financial results and draft press release prior to the release of earnings and/or the Company’s quarterly financial results prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards (“SAS”) No. 61 of the American Institute of Certified Public Accountants (see item 10). The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

7.	Report after every Audit Committee meeting to the full Board on the Audit Committee’s activities, especially any significant issues and their resolution.

Independent Auditors

8.

The Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms, and all non-audit engagements (as may be permissible) with the independent auditors. The Audit Committee shall review the performance of the independent auditors and pre-approve audit and non-audit services provided to the Company by the independent auditors and retain and terminate the independent auditors; in this regard, the Audit Committee may delegate to one or more designated members the authority to pre-approve audit and permissible non-audit services provided to the Company by the independent auditors, provided such pre-approval decisions are presented to the full Audit Committee at a later scheduled meeting.

9.	Review the independent auditors’ engagement letter and audit plan — discuss scope, staffing, locations, reliance upon management and internal audit, and general audit approach.

10.

Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS No. 61. Regularly review with the independent auditors any audit problems or difficulties and management’s response.

11.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

12.

At least on an annual basis, obtain and review a report by the independent auditors describing: the audit firm’s internal quality control procedures, and material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with any such issues.

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13.

On an annual basis, review the independence of the independent auditors. Discuss with them all significant relationships they have with the Company that could impair their independence. Set clear hiring policies for employees or former employees of the independent auditors.

Internal Audit Department and Legal Compliance

14.	Review the budget, plan, and changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

15.	Review the appointment, performance, and replacement of the Head of the internal audit department.

16.	Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

17.

Review, approve, and monitor the content of and adherence to the Company’s Code of Business Conduct, including the codes of ethics for the Company’s senior financial officers and any other related policies.

18.	Annually review a summary of Director and Officer T & E expenses, and any director and officer related party transactions or conflicts of interest.

19.

On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

20.	Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company’s annual proxy statement.

21.	Oversee compliance with the requirements of the SEC for disclosure of independent auditors’ services and Audit Committee’s members, qualifications and activities.

22.

Establish the procedures for receiving, retaining, and treating complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

*

The Board of Directors approved this charter on November 13, 2002. The previous charter was not significantly different. Changes included indicating that the independent accountants report directly to the Audit Committee, and other matters that we expect to be included in changes to the NYSE standards.

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SOLECTRON CORPORATION C/O EQUISERVE P.O. BOX 43004 PROVIDENCE, RI 02940-3004

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Solectron Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SLECT1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOLECTRON CORPORATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES
LISTED BELOW.

Election of Directors
1.

To elect (11) directors to serve for the ensuing year and until their successors are duly elected and qualified.

01) Dr. Koichi Nishimura
02) Richard A. D’Amore
03) Charles A. Dickinson
04) Heinz Fridrich
05) William A. Hasler
06) Dr. Kenneth E. Haughton
07) Dr. Paul R. Low
08) C. Wesley M. Scott
09) Ajay B. Shah
10) Dennis Wood
11) Osamu Yamada

	For All / /	Withhold All / /	For All Except / /	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
Vote On Proposals 2. To approve the Company’s 2003 Employee Stock Purchase Plan.	For / /	Against / /	Abstain / /
3. To approve the Company’s Executive Bonus Plan.	/ /	/ /	/ /
4. To approve an amendment to the Company’s 1988 Employee Stock Purchase Plan, last amended August 2000.	/ /	/ /	/ /
5. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending August 31, 2003.	/ /	/ /	/ /
6. To transact such other business as may properly come before the meeting or any adjournment thereof.
If you plan to attend the meeting, please check box to the right. / /
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE, SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.
Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF SOLECTRON CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held January 15, 2003

The undersigned hereby appoints Koichi Nishimura, Ph.D., and Kiran Patel, and each of them, with full power of substitution, to represent the undersigned, and to vote all of the shares of stock in Solectron Corporation (the “Company”), a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Westin Hotel, 5101 Great America Parkway, Santa Clara, CA 95054 on Wednesday, January 15, 2003 at 9:00 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals set forth on the reverse side, and as more particularly described in the Proxy Statement of the Company dated December 4, 2002 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company’s Annual Report for the year ended August 31, 2002.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.